                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               OCI HOLDINGS CORP.

     OCI Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is OCI Holdings Corp. The date of the filing of the original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 18, 1996.

     2. The Corporation has not received any payment for any of its capital stock.

     3. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the original Certificate of Incorporation and was duly adopted by the written consent of the Directors of the Corporation in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.

     4. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.


     FIRST:  The name of the Corporation is OCI Holdings Corp.
     -----

     SECOND: The address of the Corporation's registered office in the State of
     ------
Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the
     ------
Corporation shall have authority to issue is 40,000 shares of Common Stock, consisting of (a) 20,000 shares of Class A Common Stock, par value $.01 per share and (b) 20,000 shares of Class B Common Stock, par value $.01 per share.

     All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

     A.  Voting Rights.
         -------------

         1.  Class A Common Stock.  Except as set forth herein or as otherwise
             --------------------
required by law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held by such holder. Except as otherwise provided by law, the Class A Common Stock shall possess full and complete voting power for the election of directors.

         2.  Class B Common Stock.  Except as set forth herein or as otherwise
             --------------------
required by law, each outstanding share of Class B Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided that the holders of Class B Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common Stock or would otherwise be treated differently from shares of Class A Common Stock in connection with such transaction, except that shares of Class B Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the, Class A Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Class B Common Stock is convertible into Class A Common Stock and (ii) all other consideration is equal on a per share basis. Notwithstanding the foregoing, holders of shares of the Class B Common Stock shall be entitled to vote as a separate class on any amendment to this paragraph (2) of this Section A and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of the Class B Common Stock.

     B.  Dividends.  Any dividend or distribution on the Common Stock shall be
         ---------
payable on shares of Class A Common Stock and Class B Common Stock, share and share alike; provided, that (i) in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class B
                                                  ----
Common Stock is convertible into the Class A Common Stock.

     C.  Liquidation.  In the event of any voluntary or involuntary liquidation,
         -----------
dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share ratably, share and share alike, in the remaining net assets of the Corporation.

     D.  Conversion.
         ----------

         1.  Conversion of Class A Common Stock.  Subject to and upon compliance
             ----------------------------------
with the provisions of this Section D, any Regulated Stockholder (defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Class A Common Stock held by such stockholder into the same number of shares of Class B Common Stock; provided, however, that no shares of Class A
                                   --------  -------
Common Stock may be converted into Class B Common Stock by a Regulated Holder if, immediately after such conversion, any Person, together with all Affiliates of such Person, would hold fifty percent (50%) or more of the outstanding Class A Common Stock.

         2.  Conversion of Class B Common Stock.  Subject to and upon compliance
             ----------------------------------
with the provisions of this Section D, each record holder of Class B Common Stock shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided, however, that (i) no holder of Class B Common Stock may
              --------  -------
convert shares of Class B Common Stock into shares of Class A Common Stock if, immediately after such conversion, any Person, together with all Affiliates of such Person, would hold fifty percent (50%) or more of the outstanding Class A Common Stock and (ii) Class B Common Stock held by a particular Regulated Stockholder may only be converted into Class A Common Stock to the extent that such Regulated Stockholder certifies in writing to the Corporation that, based on advice of counsel such conversion will not cause such Regulated Stockholder to be in violation of Section 23A or Section 23B of the Federal Reserve Act, as amended. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of stock held by such Regulated Stockholder by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

         3.  Conversion Procedure.  Each conversion of shares of Common Stock
             --------------------
of the Corporation into shares of another class of Common Stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each Regulated Stockholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Corporation will issue, and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that if such
                                          --------  -------
conversion is subject to paragraph (4) of this Section D, the Corporation shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease (except that, in the case of a conversion subject to paragraph (4) of this Section D below, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein) and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section D, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

     4.  Notice of Conversion to Other Regulated Stockholders, Deferral.  The
         --------------------------------------------------------------
Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Class A Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this paragraph (4) of this Section D), unless the Corporation gives written notice (the "Deferral Notice" ) of such action to each Regulated Stockholder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of Class A Common Stock, it shall notify the

Corporation in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated Stockholders in response to the notices issued pursuant to this paragraph (4) of this Section D at the end of the Deferral Period. Upon complying with the procedures hereinabove set forth in this paragraph (4) of this Section D, the Corporation may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Class A Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares.

     E.  Miscellaneous.
         -------------

         1.  Restrictions on Redemptions, Etc.  The Corporation shall not
             --------------------------------
redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock if, after giving effect to such redemption, purchase, acquisition or other action, (i) any Person, together with all Affiliates of such Person, would hold fifty percent (50%) or more of any class of voting securities of the Corporation or (ii) a Regulated Stockholder would own more than 24.95% of any class of voting securities of the Corporation (other than any class of voting securities which is (or is made prior to any such redemption, purchase, acquisition or other action) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Stockholder), determined by assuming such Regulated Stockholder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities.

         2.  Stock Splits; Adjustments.  If the Corporation shall in any manner
             -------------------------
subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Class A Common Stock or the Class B Common Stock, then the outstanding shares of each other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

         In case of any reorganization, reclassification or change of shares of the Class A Common Stock or Class B Common Stock (other than a change in par value or from par to no par value or as a result of subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Class A Common Stock or Class B Common Stock), each holder of a share of Class A Common Stock or Class B Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Class

A Common Stock or Class B Common Stock into which such shares of Class A Common Stock or Class B Common Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Class A Common Stock and Class B Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of such shares of Class A Common Stock or Class B Common Stock into which such Class A Common Stock or Class B Common Stock might have been converted immediately prior to such event.

     3.  Reservation of Shares.  The Corporation shall at all times reserve and
         ---------------------
keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Class A Common Stock and Class B Common Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Class A Common Stock and Class B Common Stock which may be converted.

     4.  No Charge.  The issuance of certificates for shares of any class of
         ---------
Common Stock (upon conversion of shares of any other class of Common Stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of shares of Common Stock;

provided, however, that the Corporation shall not be required to pay any tax
--------  -------
which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name, other than that of the holder of the Common Stock converted.

     5.  Registration of Transfer.  The Corporation shall keep at its principal
         ------------------------
office (or such other place as the Corporation reasonable designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. Subject to any other restrictions on transfer to which such holder or such shares may be bound, the Corporation will also register such new certificate in such name as requested by the holder of the surrendered certificate.

     6.  Replacement.  Upon receipt of evidence reasonably satisfactory to the
         -----------
Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonable satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         7.  Notices.  All notices referred to herein shall be in writing,
             -------
shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     F.  Definitions.  As used herein, the following terms shall have the
         -----------
meanings shown below.

         1.  "Affiliate" shall mean with respect to any Person, any other
              ---------
person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the Ownership of voting securities or by contract or otherwise.

         2.  "Person" or "person" shall be construed broadly and shall include
              ------      ------
an individual, a partnership, a limited liability company, a corporation, a trust, a joint venture, an unincorporated organization or a government or any department or agency thereof.

         3.  "Regulated Stockholder" shall mean any stockholder (i) that is,
              ---------------------
or is an Affiliate of any entity that is, subject to the provisions of Section 23A or Section 23B of the Federal Reserve Act, as amended (or any successor to either such Section), and (ii) that holds shares of Common Stock of the Corporation and (iii) that has provided written notice to the Corporation of its status as a "Regulated Stockholder" hereunder.

     FIFTH:  The Corporation is to have perpetual existence.
     -----

     SIXTH:  In furtherance and not in limitation of the powers conferred by
     -----
statute, the Board of Directors is hereby authorized to make, alter, amend or repeal the bylaws of the Corporation.

     SEVENTH:  Meetings of stockholders may be held within or without the
     -------
State of Delaware, as the bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.

     EIGHTH:  To the fullest extent permitted by the General Corporation Law of
     ------
the State of Delaware (including, without limitation, Section 102(b)(7)), as amended from time to time, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article EIGHTH or adoption
                                                     --------------
of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH shall have prospective effect only and shall not adversely affect
--------------
the liability of a director of the Corporation with respect to any act or omission occurring at or before the time of such repeal amendment or adoption of an inconsistent provision.

     NINTH:  (a) To the fullest extent permitted by the General Corporation Law
     -----
of the State of Delaware, as amended, the Corporation shall indemnify any director or officer who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint ventures trust, employee benefit plan or other enterprise (any "Other Entity"), against liabilities, losses, judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to any Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article
                                                                      -------
NINTH.
-----

          (b) The Corporation shall from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, such expenses
                                      --------  -------
incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

          (c) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article NINTH shall not be
                                                   -------------
deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled, including without limitation any right arising under any statute, this Certificate of Incorporation, the bylaws of the Corporation

(the "Bylaws"), any agreement any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     (d) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article NINTH shall continue
                                                   -------------
as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors, administrators, legatees and distributees of such person.

     (e) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article NINTH, the Bylaws of under Section 145 of the General
                   -------------
Corporation Law of the State of Delaware, as amended, or any other provision of law.

     (f) The provisions of this Article NINTH shall be a contract between the
                                -------------
Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article NINTH is in effect and any other person
                                -------------
indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article NINTH shall limit or otherwise adversely
                               -------------
affect any rights or obligations with respect to any state of facts then or theretofore existing, or arising thereafter but before notice of such repeal or modification is delivered to the persons so affected or any Proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. Until notice of such repeal or modification is given to any person whose rights hereunder are adversely affected, such repeal or modification shall have no affect on such rights of such person hereunder.

     (g) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article NINTH shall be
                                                   -------------
enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expense is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its independent legal counsel, its stockholders or the board of directors) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its independent legal counsel its stockholders or the board of directors) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

          (h) Any director or officer of the Corporation serving in any capacity for (i) another corporation of which a majority of the shares entitled to vote in the election of its, directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

          (i) Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article NINTH may
                                                              -------------
elect, to the extent permitted by law, to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the
                    --------  -------
right to indemnification or reimbursement or advancement of expenses shall to the extent permitted by law, be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

     TENTH:  The Corporation elects not to be governed by Section 203 of the
     -----
General Corporation Law of the State of Delaware.

     ELEVENTH:  The Corporation reserves the right to amend or repeal any
     --------
provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being the directors of the Corporation, for the purpose of amending and restating the Corporation's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed on behalf of the Corporation this 3rd day of April, 1996.



                                                 /s/ John C. Stanley, IV
                                                 ---------------------------
                                                 John C. Stanley, IV



                                                 /s/ Stephen F. Gormley
                                                 ---------------------------
                                                 Stephen F. Gormley

                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               OCI HOLDINGS CORP.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------

     OCI Holdings Corp. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:


     RESOLVED, that effective as of June 30, 1997, this Corporation change its corporate name by changing the FIRST Article of the Amended and Restated Certificate of Incorporation to read as follows:

         FIRST:    The name of the corporation is Outdoor Communications, Inc.
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     This Certificate of Amendment shall be effective as of June 30, 1997.

     IN WITNESS WHEREOF, said OCI Holdings Corp. has caused this Certificate to be signed by David F. Dietz, its Secretary, this 27th day of June, 1997.

                                              OCI HOLDINGS CORP.


                                              By: /s/ David F. Dietz
                                                 ---------------------------
                                                 David F. Dietz
                                                 Secretary